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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Integrated Electrical Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 5, 2007

To Our Stockholders:

On behalf of the Board of Directors of Integrated Electrical Services, Inc., a Delaware corporation (the “Company”), we cordially invite all Company stockholders to attend the Company’s annual stockholders’ meeting to be held on Thursday, February 8, 2007, at 1:00 p.m. Eastern Standard Time, at the Nasdaq Stock MarketSite, 4 Times Square, New York, New York 10036. Proxy materials, which include a Notice of Annual Meeting, Proxy Statement and proxy card, are enclosed with this letter. The Company’s 2006 Annual Report, which is not a part of the proxy materials, is also enclosed and provides additional information regarding the financial results of the Company for its fiscal year ended September 30, 2006.

We hope that you will be able to attend the meeting. Your vote is important. Regardless of whether you plan to attend, please submit your proxy by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope so that your shares will be represented. If you are able to attend the meeting in person, you may revoke your proxy and vote your shares in person. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee in whose name the shares are held to provide you with evidence of your beneficial share ownership. We look forward to seeing you at the meeting.

Sincerely,

Michael J. Hall
Chairman of the Board

Michael J. Caliel
President and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION ABOUT THE ANNUAL MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
1. ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
CORPORATE GOVERNANCE GUIDELINES
REPORT OF THE AUDIT COMMITTEE
AUDIT FEES
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
STOCK PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
OTHER BUSINESS
DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

INTEGRATED ELECTRICAL SERVICES, INC.
1800 WEST LOOP SOUTH, SUITE 500
HOUSTON, TEXAS 77027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held February 8, 2007

TO THE STOCKHOLDERS OF INTEGRATED ELECTRICAL SERVICES, INC.,

Notice is hereby given that the annual meeting of the stockholders of Integrated Electrical Services, Inc., a Delaware corporation (the “Company”), will be held at the Nasdaq Stock MarketSite, 4 Times Square, New York, New York 10036, on Thursday, February 8, 2007, at 1:00 p.m. Eastern Standard Time, for the following purposes:

1. To elect seven directors to the Company’s Board of Directors to serve until the annual stockholders’ meeting held in 2008 and until their respective successors have been elected and qualified.

2. To ratify the appointment of Ernst & Young LLP, independent auditors, as the Company’s auditors for the fiscal year 2007.

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

The holders of record of the Company’s Common Stock, par value $0.01 per share, at the close of business on December 15, 2006 are entitled to notice of, and to vote at, the meeting with respect to all proposals.

We urge you to promptly vote your shares by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card by mail in the enclosed envelope, regardless of whether you plan to attend the meeting in person. No postage is required if mailed in the United States. If you do attend the meeting in person, you may withdraw your proxy and vote personally on all matters brought before the meeting.

By order of the Board of Directors

Curt L. Warnock
Senior Vice President, General Counsel and
Corporate Secretary

Houston, Texas
January 5, 2007

INTEGRATED ELECTRICAL SERVICES, INC.

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

WHEN AND WHERE IS THE 2007 ANNUAL MEETING OF STOCKHOLDERS BEING HELD?

The 2007 annual meeting of stockholders (the “Annual Meeting”) of Integrated Electrical Services, Inc., a Delaware corporation (the “Company”), will be held on Thursday, February 8, 2007. The Annual Meeting will be held at 1:00 p.m. Eastern Standard Time, at the Nasdaq Stock MarketSite, 4 Times Square, New York, New York 10036.

WHAT DATE WILL THE PROXY STATEMENT FIRST BE SENT TO THE STOCKHOLDERS?

The approximate date on which this proxy statement and the accompanying materials were first sent or given to stockholders was January 5, 2007.

WHO IS SOLICITING MY VOTE?

The accompanying proxy is solicited by the Company’s Board of Directors (the “Board”) for use at the Annual Meeting and any adjournments thereof.

HOW ARE VOTES BEING SOLICITED?

In addition to solicitation of proxies by mail, certain directors, officers, representatives and employees of the Company may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from the Company for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by the Company for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of the capital stock of the Company.

WHO IS PAYING THE SOLICITATION COST?

The expense of preparing, printing and mailing proxy solicitation materials will be borne by the Company.

HOW MANY VOTES DO I HAVE?

Each share of the Company’s common stock, par value $0.01 per share (“Common Stock”), is entitled to one vote upon each of the matters to be voted on at the Annual Meeting.

HOW DO I VOTE?

You may vote by signing, dating and returning the enclosed proxy card in the enclosed envelope.

You may also vote by using a toll-free telephone number or the Internet. Instructions about these ways to vote appear on the proxy card. If you vote by telephone or Internet, please have your proxy card and control number available.

Votes submitted by mail, telephone, or Internet will be voted at the Annual Meeting in accordance with the directions you provide the individuals named on the proxy; or if no direction is indicated, they will be voted in favor of the proposals set forth in the notice attached hereto.

CAN I CHANGE MY VOTE?

Any stockholder giving a proxy has the power to revoke it at any time before it is voted (i) by notifying us in writing of such revocation, (ii) by submitting a later dated proxy card or telephone or Internet vote, or (iii) by attending the Annual Meeting in person and voting in person. Notices to us should be directed to Curt L. Warnock, Senior Vice-President, General Counsel and Corporate Secretary, Integrated Electrical Services, Inc., 1800 West Loop South, Suite 500, Houston, Texas 77027. Stockholders who submit proxies and attend the Annual Meeting to vote in person are requested to notify Mr. Warnock at the Annual Meeting of their intention to vote in person at the Annual Meeting.

HOW ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Pursuant to the Company’s bylaws, shares not voted on matters, including abstentions and broker non-votes, will not be treated as votes cast with respect to those matters, and therefore will not affect the outcome of any such matter.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock is required for a quorum.

DOES THE COMPANY HAVE A WEBSITE?

The Company has a website, http://www.ies-co.com, which contains additional information concerning the Company’s corporate governance practices.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At the close of business on December 15, 2006, the record date for the determination of stockholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments thereof, the Company had outstanding 15,377,742 shares of Common Stock which includes 32,272 shares reserved for issuance upon exchange of previously issued shares pursuant to the Company’s Plan of Reorganization described on page 6. These reserved shares are not entitled to notice or to vote at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of December 1, 2006 by:

•	each person who is known by us to own beneficially 5% or more of our outstanding common stock;

•	our named executive officers;

•	our directors; and

•	all of our executive officers and directors as a group.

Except as otherwise indicated, the person or entities listed below have sole voting and investment power with respect to all shares of our common stock beneficially owned by them, except to the extent this power may be shared with a spouse. Unless otherwise indicated, the address of each stockholder listed below is 1800 West Loop South, Suite 500, Houston, Texas 77027.

	Shares Beneficially
	Owned
Name of Beneficial Owner	Number	Percent

Charles H. Beynon	6,340	*
Robert W. Butts(1)	1,812,901	11.77%
Michael J. Caliel	25,000	*
Michael J. Hall	14,200	*
Joseph V. Lash(2)	0	*
Donald L. Luke	1,682	*
John E. Welsh	1,400	*
Richard C. Humphrey	29,511	*
David A. Miller	18,631	*
Curt L. Warnock	18,282	*
Robert Callahan	18,165	*
Directors and officers as a group (12 persons)	1,951,512	12.67
Jeffrey L. Gendell(2)	5,239,885	34.03
Third Point LLC(3)	990,000	6.43

 *  Less than one percent

(1)	According to a Schedule 13 D filed on May 24, 2006, the following entities share voting and disposition power of 1,812,901 shares of the Company’s Common Stock: (i) Southpoint Master Fund, LP, a Cayman Island exempted limited partnership (the “Master Fund”) as the holder of shares; (ii) Southpoint Fund LP, a Delaware limited partnership (the “Fund”); (iii) Southpoint Qualified Fund, LP, a Delaware limited partnership ( the “Qualified Fund”); (iv) Southpoint Offshore Fund, Ltd., a Cayman Island exempted company (the “Offshore” Fund)(v) Southpoint GP, LLC (“Southpoint GP LLC”), a Delaware Limited liability company; (vi) Southpoint Capital Advisors LLC (“Southpoint CA LLC”), a Delaware limited liability company; (vii) Southpoint Capital Advisors LP (“Southpoint Advisors”), a Delaware limited liability partnership; (ix) Roberts W. Butts, a citizen of the United States; and (x) John S. Clark II, a citizen of the Untied States. Robert W. Butts and John S. Clark II are members of each of Southpoint GP LLC and Southpoint CA LLC and limited partners of each of Southpoint

Advisors and Southpoint GP. Southpoint GP LLC is a general partner of Southpoint GP. Southpoint GP is the general partner of the Fund, the Qualified Fund and the Master Fund. The Offshore Fund, the Fund and the Qualified Fund are also general partners of the Master Fund. The persons mentioned in (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), and (x) are referred to as the “Reporting Persons”. The address of the principal business and principal office of the Offshore Fund is c/o Bank of Bermuda (Cayman) Limited, P.O. Box 513 G.T., Strathvale House, North Church Street, George Town, Grand Cayman, Cayman Islands. The address of the principal business and principal office if each of the remaining Reporting Persons is 623 Fifth Avenue, Suite 2503, New York, NY 10022.

All the above described shares may be deemed to be beneficially owned by Mr. Butts. Mr. Butts does not directly own any shares of the Company’s common stock.

(2)	According to a Form 4 filed on August 18, 2006, as supplemented by a Schedule 13D/A filed on August 25, 2006, Jeffrey L. Gendell (“Mr. Gendell”) is the managing member of Tontine Capital Overseas GP, L.L.C., a Delaware limited liability company (“TCO”), the general partner of Tontine Capital Overseas Master Fund, L.P., a Cayman Islands limited partnership (“TMF”). Mr. Gendell is the managing member of Tontine Capital Management, L.L.C. (“TCM”), a Delaware limited liability company, the general partner of Tontine Capital Partners, L.P., a Delaware limited partnership (“TCP”). Mr. Gendell is the managing member of Tontine Management, L.L.C. (“TM”), a Delaware limited liability company, the general partner of Tontine Partners, L.P., a Delaware limited partnership (“TP”). Mr. Gendell is also the managing member of Tontine Overseas Associates, L.L.C., a Delaware limited liability company (“TOA”), the investment adviser to Tontine Overseas Fund, Ltd., a Cayman Islands corporation (“TOF”). Mr. Gendell directly owns 7,916 shares of the Company’s common stock. TMF and TCO share voting and dispositive power of 209,872 shares of the Company’s common stock. TCP and TCM share voting and dispositive power of 3,023,691 shares of the Company’s common stock. TP and TM share voting and dispositive power of 1,945,992 shares of the Company’s common stock. TOF directly owns 52,414 shares of the Company’s common stock. The principal business of each of TCP and TP is serving as a private investment limited partnership. The principal business of TCM is serving as the general partner of TCP. The principal business of TM is serving as the general partner of TP. The principal business of TCO is serving as the general partner of TMF. The principal business of TOA is that of an investment advisor engaging in the purchase and sale of securities on behalf of its clients. Mr. Gendell serves as the managing member of TCM, TM, TOA and TCO. The address of the principal business and principal office of each of the above entities is 55 Railroad Avenue. Greenwich, Connecticut 06830.

All of the foregoing shares may be deemed to be beneficially owned by Mr. Gendell. Mr. Gendell disclaims beneficial ownership of the Company Common Stock reported above for the purposes of Section 16(a) under the Securities Exchange Act of 1934, as amended or otherwise, except as to securities directly owned by Mr. Gendell or representing Mr. Gendell’s pro rata interest in, or interest in the profits of , TCO, TMF, TCM, TCP, TP, TM, TOA and TOF.

Mr. Lash is a member of Tontine Associates, LLC and disclaims beneficial ownership of any shares of the Company’s common stock held by Mr. Gendell or any Tontine entity.

(3)	According to a Schedule 13G filed on August 17, 2006, Third Point LLC, a Delaware limited liability company (the “Management Company”) and Mr. Daniel S. Loeb (“Mr. Loeb”) share voting and dispositive power of 990,000 shares of the Company’s Common Stock. The Management Company serves as investment manager or advisor to a variety of hedge funds and managed accounts (such funds and accounts, collectively the “Funds”), with respect to shares of the Company’s Common Stock directly owned by the Funds. Mr. Loeb is the Chief Executive Officers of the Management Company and controls its business activities. The address of the principal business office of the Management Company and Mr. Loeb is 390 Park Avenue, 18th Floor, New York, New York 10022.

1.  ELECTION OF DIRECTORS

GENERAL INFORMATION

The Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), and its bylaws provide that the number of members of the Board shall be fixed from time to time by the Board but shall not be less than one nor more than fifteen persons. The Board has set the number of directors at seven. Directors hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Vacancies may be filed by recommendation from the Nominating and Governance Committee and a majority vote by the remaining directors.

It is the intention of the persons named in the accompanying proxy card to vote “FOR” the election of the nominees named below, unless a stockholder has directed otherwise or withheld such authority. The affirmative vote of holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect each director nominee.

If, at the time of or prior to the Annual Meeting, a nominee should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute designated by the Board. The Board has no reason to believe that any substitute nominee will be required. No proxy will be voted for a greater number of persons than the nominees named herein.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

Donald L. Luke*	Director since 2005

Donald L. Luke, 69, was Chairman and Chief Executive Officer of American Fire Protection Group, Inc., a private company involved in the design, fabrication, installation and service of products in the fire sprinkler industry from 2001 until April 2005. From 1997 to 2000, Mr. Luke was President and Chief Operating Officer of Encompass Services (construction services ) and its predecessor company GroupMac. Mr. Luke held a number of key positions in product development, marketing and executive management in multiple foreign and domestic publicly traded companies. Mr. Luke also serves on the board of directors of American Fire Protection Group, Inc. and is a director of CL Support Services LLC, which manages the affiliated Olshan Foundation Repair companies.

Charles H. Beynon *	Director since 2005

Mr. Beynon, 58, had been an independent consultant providing financial and advisory consulting services to a diverse group of clients since October 2002. From 1973 until his retirement from the firm in 2002, Mr. Beynon was employed by Arthur Andersen & Co, an accounting firm, including 19 years as a partner. He also currently serves as director of Commercial America Insurance Company and is a Certified Public Accountant.

Michael J. Hall *	Director since 2006

Mr. Hall, 62, served as President and Chief Executive officer of Matrix Service Company (construction, repair and maintenance of petroleum, petrochemical, and power infrastructure and bulk storage terminals) from March 2005 until his retirement in November 2006 at which time he was elected Chairman of the Board of Matrix. Mr. Hall was Vice President — Finance and Chief Financial Officer, Secretary and Treasurer of Matrix from September 1998 until his temporary retirement in May 2004. He also has served as a director of Matrix since 1998. Mr. Hall is an Independent Trustee and Chairman of the Board of Trustees for American Performing Funds, a member of the Board of Directors of Alliance G.P., LLC (the general partner of Alliance Holdings, G.P., L.P.), a member of the Board of Directors of Alliance Resource Management G.P., LLC (the managing general partner of Alliance Resources Partners, L.P.) and a member of the Advisory Board of UMB Bank Oklahoma.

John E. Welsh *	Director since 2006

Mr. Welsh, 55, is President of Avalon Capital Partners, LLC, a private investment vehicle, a position he has held since January 2003. From October 2000 until December 2002, Mr. Welsh was Managing Director of CIP Management, LLC, the management entity for a series of venture capital partnerships affiliated with Rothchild, Inc., Mr. Welsh has been a director of General Cable Corp., a developer, designer, manufacturer, marketer and distributor of copper, aluminum and fiber optic wire and cable products, since 1997, and Non-Executive Chairman since 2001.

Joseph V. Lash *	Director since 2006

Mr. Lash, 44, has been employed by an affiliate of Tontine, a Greenwich, Connecticut-based investment partnership, since July 2005. In this capacity he assists in the oversight and management of the Tontine portfolio. The Tontine investment partnership is an affiliate of Jeffrey Gendell, the beneficial owner of 34% of the Company’s common stock as described in footnote 2 to the beneficial owner table under the section entitled “Security Ownership of Certain Beneficial Owners and Management” above. Prior to that, Mr. Lash was a Senior Managing Director of Conway, Del Genio, Gries & Co., LLC, a financial advisory firm from April 2002 to July 2005. From June 1998 to April 2001, Mr. Lash was a Managing Director of JP Morgan Chase & Co., a financial services firm. Mr. Lash also serves as a director of Neenah Foundry Company (a metal castings manufacturer).

Robert W. Butts *	Director since 2006

Mr. Butts, 32, has been an owner and Portfolio Manager of Southpoint Capital Advisors LP, an investment manager, since March 2004. From May 1999 to February 2004, Mr. Butts was a Research Analyst for Greenlight Capital, Inc., an investment manager.

Michael J. Caliel	Director since 2006

Mr. Caliel, 47, had been President and Chief Executive Officer of the Company since July 2006. From 1993 until he joined the Company, Mr. Caliel was employed by Invensys, a global automation, controls and process solutions company, where he served in a variety of senior management positions, including his most recent position as President, Invensys Process Systems. Prior to becoming President of Invensys Process Systems, he served as President of its North America and Europe, Middle East and Africa operations from 2001 to 2003.

*	Denotes independent director

All ages as of December 1, 2006

On February 14, 2006, the Company and all of its domestic subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division. On April 26, 2006, the Bankruptcy Court entered an order approving and confirming a plan of reorganization (the “Plan of Reorganization”) which became effective on May 12, 2006 (the “Plan Effective Date”). Pursuant to the Plan of Reorganization the Company’s bylaws were amended to require all directors be elected annually and reconstituted the Board to include the individuals listed above. Messrs. Beynon and Luke were first elected to the Board by the Board in 2005.

After reviewing all relevant facts and circumstances, the Board has affirmatively determined that Messrs. Luke, Beynon, Hall, Welsh, Lash and Butts are independent since they have no relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), other than as shareholders and/or directors of the Company. The review was undertaken on an individual director-by-director basis and did not involve a pre-set formula or minimum standard of materiality.

EXECUTIVE OFFICERS

Information with respect to the executive officers of the Company is included in the section titled “Executive Officers” in Part III of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Attendance at Meetings

It is the policy of the Board that all directors of the Company attend the Annual Meeting. No Annual Meeting was held during the prior year due to the Company’s chapter 11 proceeding.

During fiscal year 2006, the Board held 39 meetings of the full Board, and each member of the Board attended at least 75% of the aggregate number of meetings of the full Board and meetings of Board committees on which he served. There was no annual meeting of stockholders held during fiscal year 2006.

Since May 2006 at all regularly scheduled meetings of the Board, Mr. Hall, an independent non-executive Chairman, presided and an executive session has been held without management directors present. Prior to that time, Mr. Byron Snyder, who was a management Chairman of the Board, presided and executive sessions without management directors were held and presided over by an independent director using a rotation system based on seniority with the most senior director in terms of board longevity presiding first. Interested parties may make any concerns known to non-management directors by contacting the Company’s Ethicsline at 1-800-347-9550.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate directly with the Board may do so by writing to Integrated Electrical Services, Inc. Board of Directors, c/o Corporate Secretary, Integrated Electrical Services, Inc., 1800 West Loop South, Suite 500, Houston, TX 77027. Stockholders may also communicate directly with individual directors by addressing their correspondence accordingly

Current Director Remuneration

Directors who are employees do not receive a retainer or fees for service on the board or any committees. On June 21, 2006, the board adopted a new fee schedule which entitles non-employee directors to receive a $40,000 annual retainer paid quarterly (Mr. Hall as non-executive chairman receives an additional $100,000), and a fee of $1,500 for each board and committee meeting attended in person and a fee of $750 for each telephonic board and committee meeting attended. The Chairman of the Human Resources and Compensation Committee and the Chairman of the Nominating/Governance Committee receive an additional annual retainer of $10,000 and the Chairman of the Audit Committee receives an additional annual retainer of $25,000. Each member (other than the chairman) of each committee also receives an additional retainer of $5,000. The board members, other than the chairman, also received a one time grant of 1,400 shares of restricted stock under the 2006 Equity Incentive Plan with the Chairman receiving a grant of 4,200 shares. The Restructuring Committee, which existed for a period of time preceding and during the Company’s Chapter 11 Bankruptcy proceeding and which consisted of Messrs. Luke, Beynon, George O. McDaniel and Ronald P. Badie , received a one time payment of $45,000 each and Mr. Luke received $25,000 for his assistance to the Chief Restructuring Officer and the search which culminated in the appointment of Mr. Caliel as President and Chief Executive Officer. Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending board and committee meetings and for their reasonable expenses related to the performance of their duties as directors. Messrs. Lash and Butts have waived receipt of all fees and retainers.

Prior Director Remuneration

Prior to the fee schedule adopted on June 21, 2006, non-employee directors received an annual cash retainer of $12,000 and 6,000 shares of Common Stock under a prior equity incentive plan, 3,000 non-qualified stock options upon first being elected to the board (and $10,000 cash) and 3,000 non-qualified stock options each year thereafter. All other meeting fees and Committee chairman retainers were the same.

The Company has adopted a code of business conduct and ethics which has been memorialized as part of the Company’s Legal Compliance and Corporate Policy Manual and can be found on the Company’s website at
http://www.ies-co.com, under the Corporate Governance section. The manual is also available in print to any stockholder who requests it by contacting Curt L. Warnock, Senior Vice-President, General Counsel, and Corporate Secretary, Integrated Electrical Services, Inc., 1800 West Loop South, Suite 500, Houston, TX 77027.

The Nomination Process

The Nominating/Governance Committee of the Board, which, as described below, is composed entirely of independent directors, is responsible in accordance with its charter for establishing standards for members of the Board and overseeing the performance evaluation of the Board and its members. Based upon such evaluations, the Nominating/Governance Committee recommends to the Board whether existing members should be nominated for new terms or replaced and whether more or fewer members are appropriate.

The Board, with the assistance of the Nominating/Governance Committee, establishes criteria for the selection of new members. The basic criteria are found in the Company’s Corporate Governance Guidelines under “Core Competencies of the Board”. These core competencies include individuals who are experienced in accounting and finance matters, have been or are currently the Chief Executive Officer of a large publicly traded corporation, have extensive hands-on practical relevant industry-specific knowledge or have skills to look to the future and provide direction for stability and growth. At any given time, in order to maintain a proper balance of expertise, individuals with particular skills may be favored over other candidates who lack such skills but otherwise possess a core competency.

Additional attributes may include a candidate’s character, judgment, and diversity of experience, acumen, ability to act on behalf of the stockholders, governmental or community service, a positive record of achievement and a willingness to devote sufficient time to carrying out the duties and responsibilities of Board membership. Candidates must be capable of working with the entire Board and contributing to the overall Board process. Since a majority of the Board is to be independent of management, consideration is also given as to whether or not the individual is independent in accordance with the Company’s Corporate Governance Guidelines and the rules and regulations of the Nasdaq Global Market System (“Nasdaq”) and the Securities and Exchange Commission (the “SEC”).

When there is an opening or anticipated opening for a director position, Board members are asked to submit recommendations. Outside sources or third parties may be used to find potential candidates and similarly outside sources and third parties may be used to evaluate or assist in evaluating nominees brought to the attention of the Nominating/Governance Committee. Should the Company use the services of a third party, it would expect to pay a fee for such services.

The Nominating/Governance Committee will also consider director candidates recommended by stockholders. Such candidates will be evaluated using the same criteria and standards described above. Any such recommendation must be sent in at the address set forth under the Corporate Governance Guidelines below, not later than 80 days prior to the date of the Annual Meeting. In the event that the date of such Annual Meeting was not publicly announced by the Company by mail, press release or otherwise more than 90 days prior to the Annual Meeting, notice by the stockholder to be timely must be delivered to the Corporate Secretary of the Company not later than the close of business on the tenth day following the day on which such announcement of the date of the Annual Meeting was communicated to the stockholders. The recommendation should also provide the reasons supporting a candidate’s recommendation, the candidate’s qualifications, the candidate’s consent to being considered as a nominee and a way to contact the candidate to verify his or her interest and to gather further information, if necessary. In addition, the stockholder should submit information demonstrating the number of shares he or she owns, the name and address of the stockholder, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, and such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board. Stockholders who themselves wish to nominate an individual to the Board must follow the advance notice requirements and other requirements of the Company’s bylaws.

CORPORATE GOVERNANCE GUIDELINES

The Company’s management and Board are committed to conducting business consistent with good corporate governance practices. To this end, the Board has established a set of Corporate Governance Guidelines which reflect its view in how to help achieve this goal. These guidelines, which may be amended and refined from time to time, are outlined below and may also be found on the Company’s website at http://www.ies-co.com, under the Corporate Governance section. The guidelines are also available in print to any stockholder who requests them by contacting Curt L. Warnock, Senior Vice President, General Counsel and Corporate Secretary, Integrated Electrical Services, Inc., 1800 West Loop South, Suite 500, Houston, TX 77027.

Corporate Governance Guidelines

Directors

Core Competencies of the Board

In order to adequately perform the general corporate oversight responsibilities assumed by the Board, the Board as a whole should possess the following competencies:

Accounting & Finance — The Board should have one or more members who are experienced in accounting and finance matters.

Management — In order to oversee the Company’s management team, the Board should have one or more directors who have experience as a Chief Executive Officer, a Chief Operating Officer or possess similar significant operating experience.

Industry Knowledge — While the theory of management is important, it is essential that the Board have one or more members with extensive hands-on practical relevant industry-specific knowledge.

Long-Range Strategy — In addition to monitoring the Company’s performance in the present, the Board should have one or more members with the skills to look to the future and provide direction for stability and growth.

Independence of the Board

A majority of the Board shall be independent of management. An independent director must meet the standards imposed by the SEC and the Nasdaq.

Committees

The Board has established the Audit, Human Resources and Compensation, and Nominating/Governance Committees to assist in the performance of its functions of overseeing the management and affairs of the Company. The Audit, Human Resources and Compensation, and Nominating/Governance Committees are composed entirely of independent directors under current Nasdaq standards, have written charters, and have the authority to retain and compensate counsel and experts. Copies of the charters may be found on the Company’s website,
http://www.ies-co.com under the Corporate Governance section. The charters are also available in print to any stockholder who requests them by contacting Curt L. Warnock, Senior Vice President, Law, General Counsel and Corporate Secretary, Integrated Electrical Services, Inc., 1800 West Loop South, Suite 500, Houston, TX 77027. A copy of the Audit Committee charter is annexed as Exhibit A to this Proxy Statement.

Audit Committee

The Audit Committee, which met 10 times during fiscal year 2006, is comprised of Messrs. Beynon (Chairman), Hall and Welsh. Mr. Beynon was first appointed on March 9, 2006 and Messrs. Hall and Welsh on May 16, 2006. Pursuant to its written charter, the Audit Committee assists the Board in:

•	fulfilling its responsibility to oversee management’s preparation of, and the integrity of, the financial statements of the Company;

•	monitoring the qualifications, independence and performance of the Company’s internal and independent auditors;

•	monitoring the compliance by the Company with legal and regulatory requirements; and

•	preparing the report that SEC rules require be included in the Company’s annual proxy statement.

In fulfilling these duties, the Audit Committee generally:

•	reviews the annual financial statements with management and the independent auditor;

•	recommends to the Board whether the Company’s annual audited financial statements and accompanying notes should be included in the Company’s Annual Report on Form 10-K;

•	reviews with management and the independent auditor the effect of regulatory and accounting initiatives as well as contingent liabilities and off-balance sheet structures, if any, on the Company’s financial statements;

•	reviews with management and the independent auditor the Company’s quarterly financial statements filed in its Quarterly Reports on Form 10-Q;

•	discusses periodically with Company management the Company’s major financial risk exposure and steps implemented to monitor and control the same;

•	reviews major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management;

•	has the sole authority to engage, oversee and evaluate the performance of, and, when the Audit Committee determines it to be appropriate, terminate the Company’s independent auditor, approve all audit engagement fees and terms and approve all significant non-audit engagements, if any, with the independent auditor. The independent auditor reports directly to the Audit Committee;

•	reviews the independence of the independent auditor, giving consideration to the range of audit and non-audit services performed by the independent auditor;

•	reviews periodically (i) the experience, qualifications and performance of the senior members of the Company’s internal auditing team and (ii) the internal audit activities, staffing and budget;

•	reviews significant reports to management, prepared in connection with internal audits and management’s responses;

•	reviews with the independent auditor any problems or difficulties the auditor may encounter and any management letter provided by the auditor and the Company’s response to that letter;

•	advises the Board with respect to the Company’s policies and procedures regarding conflicts of interest and compliance with material laws and regulations;

•	reviews legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or government agencies; and

•	reviews procedures (i) to handle complaints regarding the Company’s accounting practices, internal controls or auditing matters and (ii) to permit confidential anonymous submission to the Audit Committee of concerns by employees regarding accounting or auditing matters.

The Audit Committee’s role does not provide any special assurance with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.

Human Resources and Compensation Committee

The Human Resources and Compensation Committee, which met 6 times during fiscal year 2006, is comprised of Messrs. Luke (Chairman), Beynon and Butts. Mr. Luke was first appointed to the Committee on October 18,

2005, Mr. Beynon was first appointed on November 18, 2005 and Mr. Butts was first appointed in May 16, 2006. Pursuant to its written charter, the Human Resources and Compensation Committee assists the Board in:

•	discharging its responsibilities relating to compensation of Company executives; and

•	producing an annual report on executive compensation for inclusion in the Company’s annual proxy statement.

In fulfilling these duties, the Human Resources and Compensation Committee generally:

•	establishes the Company’s compensation philosophy and ensures that the compensation program is aligned with the Company’s objectives and consistent with the interest of the Company’s stockholders;

•	reviews and approves new compensation plans;

•	evaluates the performance of the Chief Executive Officer in conjunction with the other independent members of the Board and determines the compensation for the Chief Executive Officer;

•	reviews salaries, salary increases and other compensation of executive officers and evaluates the competitiveness of total compensation levels for executives;

•	receives recommendations regarding the selection of officers and key employees for participation in incentive compensation plans and regarding the establishment of performance goals and awards for those officers and key employees who participate in such incentive plans;

•	reviews and monitors benefits under all employee plans of the Company;

•	reviews and approves incentive compensation and equity based plans; and

•	evaluates, periodically, compensation paid to outside members of the Board, including monitoring the competitiveness and composition of director compensation.

Nominating/Governance Committee

The Nominating/Governance Committee, which met 2 times during fiscal year 2006, is comprised of Messrs. Welsh (Chairman), Hall, Luke and Lash. Messrs. Welsh, Hall and Lash were first appointed on May 16, 2006 and Mr. Luke on November 18, 2005. Pursuant to its written charter, the Nominating/Governance Committee assists the Board in:

•	establishing standards for Board and committee members and overseeing the performance of the Board and its members;

•	making recommendation to the Board with respect to the management organization of the Company;

•	establishing criteria to select new directors and recommending to the Board a process for orientation of new Board or committee members;

•	identifying individuals qualified to become members of the Board and recommending same to the Board as nominees to fill any existing or expected vacancy;

•	evaluating the Company’s corporate governance procedures and recommending to the Board changes that the Nominating/Governance Committee deems appropriate; and

•	reviewing and addressing conflicts of interest of directors and executive officers and the manner in which any such conflicts are to be resolved.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Designation of the Audit Committee Financial Expert

The Board has designated Mr. Beynon as the “audit committee financial expert” as that term is defined by the rules and regulations of the SEC and the Nasdaq. In order to qualify as the audit committee financial expert, one must have the following attributes:

•	an understanding of financial statements and generally accepted accounting principles (“GAAP”);

•	the ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves;

•	experience preparing, auditing, analyzing, or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

•	an understanding of internal controls and procedures for financial reporting; and

•	an understanding of audit committee functions.

Mr. Beynon acquired the above attributes as a result of his responsibilities as a partner for 19 years at Arthur Andersen and as a Certified Public Accountant. In addition, the Board determined that Mr. Beynon was financially sophisticated pursuant to the requirements of Nasdaq.

Establishment of Policies and Procedures

The Audit Committee has overseen the establishment of a number of policies and procedures which are intended to facilitate the reporting and disclosure of improper activities as well as to clearly define the use of the Company’s independent auditors for non-audit purposes.

•	The Company maintains the EthicsLine which allows employees to report, on an anonymous basis, occurrences of financial abuse, fraud, theft, or discrimination. Complaints are forwarded to the Senior Vice President, Law who in turn informs the Audit Committee.

•	The Company has established a Code of Ethics for Financial Executives, a copy of which may be found on the Company’s website, at http://www.ies-co.com. A copy of the Code is also available in print to any stockholder who requests it by contacting Curt L. Warnock, Senior Vice President, General Counsel, and Corporate Secretary, Integrated Electrical Services, Inc. 1800 West Loop South, Suite 500, Houston, TX 77027. The Code of Ethics applies to the Chief Executive Officer, the Chief Financial Officer, and the Chief Accounting Officer and reflects the Company’s commitment to the highest standards of personal and professional integrity.

•	The Audit Committee has established a policy of requiring pre-approval by the Audit Committee of all but de minimus use of the independent auditors for non-audit services with the exception of the following (each of which the Audit Committee has pre-approved):

•	utilization of the independent auditors for services associated with: preparing registration statements, so long as the fees for such services do not exceed $100,000; SEC Comment Letters so long as the fees for such services do not exceed $50,000; and SEC investigations so long as such services do not exceed $50,000.

provided, however, that the Audit Committee must be promptly informed of any of the above uses of the independent auditor.

The Audit Committee has also pre-approved a statutory audit by the independent auditor of a Company subsidiary for a fee not to exceed $23,200.

Review of the Company’s Audited Financial Statements for the Fiscal Year Ended September 30, 2006

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended September 30, 2006 with Company management. The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006 for filing with the SEC. The Audit Committee has also named Ernst & Young LLP to serve as the Company’s independent auditors for fiscal year 2007, subject to stockholder ratification.

Charles H. Beynon (Chairman)
Michael J. Hall
John E. Welsh

AUDIT FEES

Ernst & Young LLP billed the Company fees as set forth in the table below for (i) the audit of the Company’s 2005 and 2006 annual financial statements, reviews of quarterly financial statements and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, (ii) assurance and other services reasonably related to the audit or review of the Company’s 2005 and 2006 financial statements, (iii) services related to tax compliance, tax advice and tax planning for fiscal years 2005 and 2006, and (iv) all other products and services it provided during fiscal years 2005 and 2006.

	Fiscal Year	Fiscal Year
	2005	2006

Audit	$2,949,500	$3,011,174
Audit Related	83,875	67,674
Tax Fees	0	0
All Other Fees	0	3,500

EXECUTIVE COMPENSATION

REPORT OF THE HUMAN RESOURCES AND COMPENSATION COMMITTEE

The Human Resources and Compensation Committee (the “Committee”) is pleased to present the 2006 report on executive compensation. This report of the Committee documents the components of the Company’s executive officer compensation program and describes the basis on which the compensation program determinations were made by the Committee with respect to the executive officers of the Company. The duty of the Compensation Committee is to establish the compensation of the Chief Executive Officer, review compensation levels of senior members of management, and administer the Company’s various incentive plans including its annual bonus plan and its stock option plan.

EXECUTIVE COMPENSATION PROGRAM PHILOSOPHY

The Company’s compensation philosophy and program objectives are directed by two primary guiding principles. First, the program is intended to provide levels of compensation sufficient to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between the Company’s executives and stockholders such that a portion of each executive’s compensation is directly linked to maximizing stockholder value.

In support of this philosophy, the executive compensation program is designed to reward performance that is directly relevant to the Company’s short-term and long-term success. As such, the Company provides both short-term and long-term incentives. The Committee has structured the executive compensation program with three primary underlying components: base salary, annual incentives, and long-term incentives. The Company’s compensation philosophy is to (i) compensate its executive officers at a base level that is competitive with salaries near the average salaries paid by companies of similar size and nature; (ii) provide the opportunity for its executive officers to earn additional compensation in the form of annual bonuses if individual and business performance goals are met; and (iii) design long-term incentive plans to focus executive efforts on the long-term goals of the Company and to maximize total return to the Company’s stockholders.

BASE SALARY

The Committee utilizes market compensation data that is reflective of the markets in which the Company competes for employees. The Committee generally approves the salaries paid to the Company’s executive officers and as part of its responsibilities, the Committee reviews these salaries annually. Individual salary changes are based on a combination of factors such as the performance of the executive, salary level relative to the competitive market, level of responsibility, growth of Company operations, experience of the executive and the recommendation of the Chief Executive Officer. During 2006, salary reviews were undertaken on several occasions. In light of the actions taken to arrange and successfully achieve a reorganization in the bankruptcy proceeding, salary adjustments were not implemented during fiscal year 2006 but were considered and made in December 2006 effective January 1, 2007 for Messrs. Humphrey, Warnock and Callahan for a new annual rate of $240,000, $231,750 and $200,000 respectively.

ANNUAL BONUS

The Company’s annual bonus is intended to reward key employees based on Company and individual performance, motivate key employees, and provide competitive cash compensation opportunities. Target award opportunities vary by individual position and are expressed as a percentage of base salary. The individual target award opportunities are set at market median levels, but actual payouts may vary based on performance so that actual awards may fall below the 50th or above the 75th percentile. The amount a particular executive may earn is directly dependent on the individual’s position, responsibility, and ability to impact the Company’s financial success. In November 2005 the Committee undertook a thorough performance review of the senior management of the Company, including the executive officers. This review focused on individual performance, the individual’s position in the Company and their importance to its ongoing operations, and how the individual would be a benefit to the stockholders, creditors and stakeholders. As a result of this review retention bonuses were paid to these individuals, including Mr. Snyder, in varying amounts. Following the Company’s successful emergence from bankruptcy in May 2006 the Committee again reviewed the performance of the executive officers in contributing to the positive outcome and as a result of this review bonuses of varying amounts were paid to several of these individuals, not including Mr. Snyder. Finally, following a thorough review of individual performance during the entire fiscal year the executive officers, other than Messrs. Caliel and Snyder, were paid an additional bonus as described on p 16. Pursuant to the terms of Mr. Caliel’s employment agreement he was not eligible for bonus consideration for fiscal year 2006 and Mr. Snyder’s employment terminated on July 12, 2006.

  LONG-TERM INCENTIVES

The Company’s long-term incentive plan is designed to focus executive efforts on the long-term goals of the Company and to maximize total return to the Company’s stockholders. The key devices the Committee has traditional used are stock options and restricted stock. Upon the Company’s emergence from bankruptcy all “out of the money” stock options which had previously been granted were cancelled as were the Company’s equity incentive plans. Unvested restricted stock which had previously been granted vested at that time as well. The 2006 Equity Incentive Plan was approved by the Bankruptcy Court as part of the Plan of Reorganization and grants of restricted stock were made to the executive officers. These grants vest in one third increments with the first increment vesting in January 2007 and the other two annually thereafter. With the exception of the stock options granted to Messrs. Snyder and Caliel which are described on p. 17, no stock options were granted to this group in 2006.

  CEO COMPENSATION

In July 2006 Mr. Snyder resigned as the Company’s Chief Executive Officer and President and was succeeded by Mr. Caliel. The compensation of these individuals is described below.

C. Byron Snyder

In light of the actions being undertaken by the Company that culminated in the successful reorganization through the bankruptcy court in May 2006, the Committee considered but deferred any salary increases for Mr. Snyder during 2006. In November 2005 as a result of the review of senior officers undertake by the Committee discussed above Mr. Snyder was given a retention bonus in recognition of his performance as well as his importance in leading the Company’s on going operations and the restructuring efforts.

On February 13, 2006 the Company entered into an Employment and Consulting Agreement with Mr. Snyder as is more fully described under Severance and Employment Agreements on page 19. Mr. Caliel replaced Mr. Snyder as Chief Executive Officer and President on July 12, 2006.

Michael J. Caliel

During the pendency of the bankruptcy proceedings in the spring of 2006, with the assistance of an independent consultant the Company undertook an extensive search to replace Mr. Snyder as President and Chief Executive Officer. The Committee developed the overall compensation proposal which was ultimately accepted by Mr. Caliel by reviewing information concerning the overall compensation paid to Chief Executive Officers of the Company’s peer group as well as the general industry, recognizing the fact that the position was unique in light of the Company’s emergence from bankruptcy. This required a careful combination of not only current cash salary and bonus opportunity but also a substantial grant of equity to incent long term accomplishments and a retention portion to insure his services for the foreseeable future. As is more fully described under Severance and Employment Agreements on page 18, Mr. Caliel receives an annual base salary of $500,000 per year and an annual bonus with a target of 100 percent of annual base salary. He was also granted a retention bonus if he is actively employed with the Company on September 28, 2007. Finally, Mr. Caliel received a grant of 25,000 shares of restricted stock which vests as to one third on each of the first, second and third anniversaries of his employment date and a nonqualified option to purchase 100,000 shares of the Company’s common stock which vests in a similar manner. Both these grants were made pursuant to the 2006 Equity Incentive Plan.

In establishing the compensation program described above the Committee took into account the possible effects of IRC Sec. 162(m) and believes that the compensation is appropriate and necessary to retain Mr. Caliel’s services and therefore an overall benefit to the Company.

No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. The following members of the Committee have delivered the foregoing report.

Donald L. Luke (Chairman)

Charles H. Beynon

Robert W. Butts

The foregoing report and the performance graph below and related description included in this proxy statement shall not be deemed to be filed with the SEC except to the extent the Company specifically incorporates such items by reference into a filing under the Securities Act or the Exchange Act.

SUMMARY COMPENSATION TABLE

The following table discloses compensation received for the three fiscal years ended September 30, 2006 by the named executive officers.

					Long-Term Compensation
		Annual Compensation			Awards
				Other	Restricted	Securities
				Annual	Stock	Underlying	Payouts	All Other
	Fiscal		Bonus	Compensation	Award	Options	LTP	Compensation
Name and Principal Position	Year	Salary	(a)	(b)	(Number)	(Number)	Payouts	(c)

Michael J. Caliel(d)	2006	$109,936	—	—	25,000	100,000	—	$216
President and Chief	2005	—	—	—	—	—	—	—
Executive Officer	2004	—	—	—	—	—	—	—
Richard Humphrey(e)	2006	$300,000	$95,000	—	25,200	—	—	$6,948
Chief Operating Officer	2005	273,750	75,000	$39,823	—	30,000	—	3,315
	2004	233,750	—	—	—	—	—	2,958
David A. Miller	2006	$275,000	$121,500	—	18,000	—	—	$4,804
Senior Vice President,	2005	245,833	125,000	—	10,000	40,000	—	3,442
Chief Financial Officer	2004	154,166	—	—	739	—	—	2,115
Curtlon L. Warnock	2006	$225,000	$103,500	—	18,000	—	—	$4,502
Senior Vice President &	2005	210,625	90,000	—	5,000	40,000	—	2,850
General Counsel	2004	175,708	—	—	—	—	—	3,464
Robert B. Callahan	2006	$175,200	$83,090	—	18,000	—	—	—
Senior Vice President,	2005	159,650	110,000	—	—	—	—	—
Human Resources	2004	139,292	—	—	—	—	—	—
C. Byron Snyder(f)	2006	$197,917	—	—	—	51,471	—	$52,083
President and Chief	2005	83,333	$75,000	—	—	—	—	45,209
Executive Officer	2004	—	—	—	—	—	—	—

(a)	The bonuses shown for FY 2006 are composed of a special bonus paid in May 2006 in the amount of $20,000, $22,500, $22,500 and $20,000 respectively for Messrs. Humphrey, Miller, Warnock and Callahan and a special bonus paid in December 2006 but relating to work performed in FY 2006 in the amount of $75,000, $99,000, $81,000 and $63,090 respectively.

(b)	In conjunction with the Company’s 2006 bankruptcy filing the 1997 Stock Plan and the 1999 Incentive Compensation Plan were terminated and all the outstanding vested and unvested stock option grants were terminated. Option grants shown awarded to Mr. Humphrey, Mr. Miller, Mr. Warnock and Mr. Callahan in FY 2005 were cancelled in FY 2006 and all vested and unvested awards terminated as well as all outstanding previous grants. Grants shown for FY 2006 were made pursuant to the 2006 Equity Incentive Plan.

(c)	All other compensation for fiscal years 2004, 2005, and 2006 consists of Company contributions to the Integrated Electrical Services 401 (k) Retirement Savings Plan and supplemental executive disability plan.

(d)	Mr. Caliel became President and Chief Executive Officer of the Company effective July 12, 2006.

(e)	Amounts included in the column entitled “Other Annual Compensation” for FY 2005 includes $17,500 for temporary housing expenses related to Mr. Humphrey’s relocation to Houston, Texas; $18,000 for a car allowance; and $4,323 form Company paid executive LTD insurance premiums. It does not include $50,000 he received as a relocation allowance relating to his relocation to Houston, Texas. Effective November 20, 2006 Mr. Humphrey no longer performed the function of Chief Operating Officer and was appointed as a Senior Vice President of the Company.

(f)	Mr. Snyder’s employment with the Company terminated effective July 2, 2006. Mr. Snyder entered into an Employment and Consulting Agreement with the Company on February 13, 2006 and, pursuant thereto, will receive consulting payments in the aggregate amount of $395,833 to be paid in monthly increments, of which $52,083 was paid to him in fiscal 2006 and is reported as “All Other Compensation.” In 2005, Mr. Snyder received $41,750 in Board compensation. This amount is also included in “All Other Compensations paid to Mr. Snyder in fiscal 2005.

OPTIONS/ SAR GRANTS IN THE LAST FISCAL YEAR

	Number of	Percentage
	Shares	of Total Options
	Underlying	Granted to			Grant Date
	Options	Employees in	Price Per	Expiration	Present
Name	Granted(a)	Fiscal Year	Share	Date	Value(b)

Michael J. Caliel	100,000	66%	$17.85	7/12/2016	$1,356,171
Richard C. Humphrey	—	—	—	—	—
David A. Miller	—	—	—	—	—
Curtlon L. Warnock	—	—	—	—	—
Robert C. Callahan	—	—	—	—	—
C. Byron Snyder(c)	29,412	19.4%	34.50	5/15/2016	230,988
	22,059	14.6%	57.50	5/15/2016	108,060

(a)	Mr. Caliel’s Stock options vest one-third on each anniversary of the grant date until fully vested (standard vesting). Mr. Snyder’s stock options vested as to the first 29,412 on May 15, 2006 and as to the 22,059 on August 13, 2006.

(b)	Present value is determined by using the Black-Scholes Option Pricing Model. The material assumptions and adjustments incorporated into the Black-Scholes model in making such calculations include the following: (1) an interest rate representing the treasury strip rate as of the date of grant, with a term to maturity equal to that of the expected life of the stock option grant; and (2) volatility rate representing the annualized standard deviation of the log normal monthly returns. The ultimate values of the options will depend on the future market prices of the Common Stock, which cannot be forecasted with reasonable accuracy. The actual value, if any, that an optionee will recognize upon exercise of an option will depend on the difference between the market value of the Common Stock on the date the options is exercised and the applicable exercise price.

(c)	In the event Mr. Snyder’s employment and consulting service terminates for any reason other than for cause, then his options to the extent vested as of the date of such termination shall expire on the earliest of: (i) the expiration of the Term, (ii) twelve (12) months following such termination as a result of death or Disability, and (iii) three (3) months following such termination for any other reason, but if such termination is by the Company other than for Cause, then the later of three (3) months following such termination and February 13, 2008. This option to the extent unvested as of the date of such termination shall immediately expire and lapse upon such termination.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

The following table provides information on option exercises in fiscal year 2006 by the named executive officers and the value of their unexercised options at September 30, 2006.

			Number of
			Securities Underlying		Value of Unexercised
	Shares		Unexercised Options Held at		in the Money Options Held
	Acquired	Valued	September 30, 2006		at September 30, 2006(a)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael J. Caliel	0	0	0	100,000	0	0
Richard C. Humphrey	0	0	0	0	0	0
David A. Miller	0	0	0	—	—	—
Curtlon L. Warnock	0	0	0	—	—	—
Robert B. Callahan	0	0	—	—	—	—
C. Byron Snyder	0	0	51,471	0	0	0

(a)	The Company’s Common Stock price on September 30, 2006 was $15.81 and therefore no options were in the money on that date.

SEVERANCE AND EMPLOYMENT AGREEMENTS

The Compensation Committee reviews the employment agreements of executive officers on an annual basis to determine the continuing need for such agreements as well as the amount and nature of compensation potentially payable in the event a change in control or other provision is triggered. As a result of this review in 2006, the Compensation Committee made no changes in outstanding agreements, and entered into agreements with Messrs. Caliel and Snyder. It was determined the terms and conditions as well as potential payments under the agreements with Messrs. Humphrey, Miller, Warnock and Callahan were appropriate to retain their services, insure their continued employment and to protect the Company’s interest relating to non-competition in the event he left the Company’s employ.

On June 26, 2006, the Company entered into an employment agreement with Mr. Caliel. The agreement provided that Mr. Caliel shall commence employment with the Company on July 12, 2006 (the “Effective Date”). The agreement had no definitive employment term and may be terminated at any time, upon written notice to the other party for any reason, at the option either of the Company or Mr. Caliel. Pursuant to the agreement, Mr. Caliel will serve as the President and Chief Executive Officer of the Company and will also serve as a member of the Board of Directors of the Company during the employment term.

The agreement provides for (i) an annual base salary of $500,000 per year (which may be increased in the sole discretion of the Company’s Compensation Committee), (ii) an annual bonus (the “Annual Bonus”) with a target annual bonus opportunity of 100% of annual base salary (the “Annual Bonus Opportunity”). For fiscal year 2006, however, there is no Annual Bonus and for fiscal year 2007, the Annual Bonus shall be comprised of (a) $250,000 and (b) an Annual Bonus Opportunity of 50% of annual base salary, and (iii) a retention bonus (the “Retention Bonus”) if Mr. Caliel is actively employed with the Company on September 28, 2007 of (a) a lump sum of $350,000 and (b) a grant of Company common shares under the Equity Plan with a Fair Market Value (as defined under the Equity Plan) on such date of $350,000. If after receiving the Retention Bonus, Mr. Caliel’s employment is terminated by the Company for Cause (as defined in the agreement ) or if Mr. Caliel resigns without Good Reason (as defined in the agreement) on or prior to the two-year anniversary of the Effective Date, Mr. Caliel shall pay to the Company, within thirty (30) days of such termination, a lump sum of $350,000.

On the Effective Date, Mr. Caliel received grants of (i) 25,000 restricted Company common shares (“Restricted Shares”) under the Equity Plan which shall vest 1/3 on each of the first, second, and third anniversaries of the Effective Date and (ii) a nonqualified option to purchase 100,000 Company common shares (“Option”) under the Equity Plan, which shall be governed by the Equity Plan and their respective award agreements to be executed on the Effective Date.

Mr. Caliel shall be eligible to participate in the Company’s employee benefit plans as in effect from time to time, on the same basis as such employee benefit plans are generally made available to other senior executives of the Company and shall be entitled to an automobile allowance of $1,500 per month.

If Mr. Caliel terminates for Good Reason or if he is terminated by the Company without Cause, he is entitled to receive (i) continued payment of base salary then in effect for 12 months immediately following the date of such termination, (ii) the greater of (x) a pro rata portion of his Annual Bonus Opportunity for the fiscal year in which such termination occurs (y) the most recent Annual Bonus awarded to him, (iii) Company paid COBRA coverage, continuation of automobile allowance and outplacement services, each for twelve (12) months immediately following the dates of such termination or until Mr. Caliel obtains comparable employment, whichever is shorter (iv) acceleration of vesting for all unvested equity awards of the Company under the Equity Plan and (v) if such termination is prior to September 28, 2007, a pro rata portion of the Retention Bonus (the “Severance Payments”).

If Mr. Caliel terminates his employment in connection with a Change in Control (as defined in the Employment Agreement), with such termination to occur on or before the Change in Control and within two years of the Effective Date, he shall receive the Severance Payments, except that the full Retention Bonus shall be paid if the termination is prior to September 28, 2007. If Mr. Caliel terminates for Good Reason or if he is terminated by the Company without Cause within twelve months following a Change in Control, he shall receive the Severance Payments, except that his salary shall continue for 24 months, two times his most recent Annual Bonus will be paid and the full Retention Bonuses shall be paid if the termination is prior to September 28, 2007.

Mr. Caliel is subject to non-compete and non-solicitation restrictive covenants during the employment term and for a period of one year (or two years if terminated by the Company with Cause or if Mr. Caliel resigns without Good Reason) following the termination of his employment. Mr. Caliel is also subject to restrictive covenants prohibiting disclosure of confidential information and intellectual property of the Company.

On February 13, 2006, the Company entered in an Employment and Consulting Agreement (the “Employment Agreement”) with Mr. Snyder. The term of the Employment Agreement is from February 13, 2006 through February 13, 2008 (the “Agreement Term”), unless earlier terminated in accordance with its terms. Mr. Snyder will be employed by IES as its Chief Executive Officer from the Effective Date through the earlier to occur of (i) any date after the date of the Employment Agreement specified by the Board of Directors of the Company and (ii) the effective date of employment of a replacement Chief Executive Officer, which occurred on July 12, 2006 (the “Employment Term”). Following the expiration of the Employment Term, through February 13, 2008 (the “Consulting Term”), Mr. Snyder will perform consulting and advisory services for the Company.

Pursuant to the Employment Agreement, Mr. Snyder will receive monthly compensation of $20,833.33. Mr. Snyder was also granted an option to purchase 51,471 shares, subject to adjustment, of reorganized Company common stock in accordance with the terms of the form of Option Agreement attached as an exhibit to the Employment Agreement and the Equity Plan.

As more fully described therein, the Employment Agreement will automatically terminate upon death or disability of Mr. Snyder and may be terminated an any time by the Company with cause or by Mr. Snyder for any reason. In addition, the Employment Agreement may be terminated by the Company for any reason at any time on or after the 91st day after the date of grant of Mr. Snyder’s options. In the event that the Employment Agreement is terminated due to death, disability or by the Company without cause, Mr. Snyder shall nevertheless be entitled to the monthly compensation described above for the remainder of the Agreement Term. If the employment Agreement is terminated by Mr. Snyder for any reason or the Company with cause, then the Company shall have no further obligation to pay the monthly compensation.

During the Agreement Term and for a period of two years following termination of the Employment Agreement, Mr. Snyder is bound by non-competition and confidentiality provisions similar to those of the Company’s other senior officers, as more fully described in the Employment Agreement

The agreements with Messrs. Humphrey, Miller, Warnock and Callahan, which have an initial term of three years and were entered into effective September 9, 2005, January 6, 2005, February 15, 2005 and June 1, 2005, respectively, and which, unless terminated sooner, continue on a year-to-year basis thereafter, provide for the annual salary then in effect to be paid to the individuals (which may be increased from time to time) during the term of the agreement. In the event the individual terminates his employment without “Good Reason,” or is terminated for “Cause,” both as defined in the agreement, he is not entitled to receive severance compensation. If the individual terminates for Good Reason or if he is terminated by the Company without Cause, he is entitled to receive the base salary then in effect for whatever period of time is remaining under the Initial Term or Extended Term, or for one year, whichever amount is greater. The agreement generally restricts him from competing with the Company for a period of two years following the termination of his employment.

The restriction is removed in the event he is terminated without Cause by the Company, or he terminates for Good Reason. In the event of a change of control of the Company, the individual may receive a lump sum payment due on the effective date of termination of the base salary at the rate then in effect for two years, one year’s bonus payment with all goals deemed met in full and two years’ coverage under the Company’s medical benefit plan on a tax neutral basis. Mr. Humphrey would receive three years’ pay, three years’ bonus and three years of medical benefits. The above payments would be due to the individual in the event the Company and the individual did not receive written notice at least ten days prior to the date of the event giving rise to the change of control from the successor to all or a substantial portion of the Company’s business and/or assets that such successor is willing as of the closing to assume the Company’s obligations under the agreements. They would also be due if on or within six months following the effective date of the change of control the Company terminated the individual other than for Cause or the individual terminates for Good Reason.

STOCK PERFORMANCE GRAPH

The following performance graph compares the Company’s cumulative total stockholder return on its Common Stock with the cumulative total return of (i) the S&P 500 Index, (ii) the Russell 2000, (iii) a new peer group stock index (the “New Peer Group”) selected in good faith by the Company made up of the following publicly traded companies: Comfort Systems USA, Inc., Dycom Industries, Inc., Infrasource Services, Inc. and Mastec, Inc. and a previously used peer group stock index (the “old Peer Group”) which had been selected in good faith by the Company made up of the following publicly traded companies: Emcor Group Inc., Fluor Corp (Massey Energy Company was distributed as a dividend to Flour Corp stockholders on December 22, 2000 and the value of such dividend is reflected as a reinvestment), Jacobs Engineering Group, Mastec Inc., and Quanta Services Inc. Due to the Company’s disposition of several operating units during the year and the consequential reduction in revenues and scope of operations the Company believes the New Peer Group more accurately represents the Company’s Peers. Due to activities such as reorganizations and mergers, additions and deletions are made to the Peer Group from time to time. The cumulative total return computations set forth in the Performance Graph assume the investment of $100 in the Company’s Common Stock, the S&P 500 Index, the Russell 2000, the New Peer Group and the Old Peer Group, on September 30, 2001.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG INTEGRATED ELECTRICAL SERVICES, INC, THE S & P 500 INDEX,
THE RUSSELL 2000 INDEX, A NEW PEER GROUP AND AN OLD PEER GROUP

	Cumulative Total Return
	9/01	9/02	9/03	9/04	9/05	9/06
INTEGRATED ELECTRICAL SERVICES, INC.	100.00	69.26	127.78	89.07	51.85	17.13
S&P 500	100.00	79.51	98.91	112.63	126.43	140.08
RUSSELL 2000	100.00	90.70	123.80	147.04	173.44	190.65
NEW PEER GROUP	100.00	77.37	173.15	203.21	213.91	240.08
OLD PEER GROUP	100.00	66.51	113.06	116.53	175.01	204.61

*	$100 invested on 9/30/01 in stock or index-including reinvestment of dividends.
Fiscal year ending September 30.
The reverse split of one share of New Common Stock for 17.0928 shares of Old Common stock which occurred on the Plan Effective Date resulted in the beginning number of shares on 9/30/01 to be restated.
Copyright © 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 16, 2006, the Company entered into the Stock Purchase Agreement (the “Stock Purchase Agreement”) with Tontine Capital Overseas Master Fund, L.P. (“Tontine”). Tontine, together with its affiliates, owns approximately 34% of the Company’s outstanding common stock (the “Common Stock”). Joseph V. Lash, a member of Tontine Associates, LLC, an affiliate of Tontine, is a member of the Company’s Board of Directors. Pursuant to the Stock Purchase Agreement, on July 17, 2006 the Company issued 58,072 shares of its Common Stock to Tontine for a purchase price of $1,0 million in cash. The purchase price per share was based on the closing price of the Company’s Common Stock quoted on the Nasdaq Stock Market on July 14, 2006. The proceeds of the sale were used by the Company during the three months ended September 30, 2006 to invest $1.0 million in Energy Photovoltaics, Inc. (“EPV”), a company in which the Company held, prior to this investment, and continues to hold a minority investment. The Common Stock was issued to Tontine in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. Additionally, the Company has a note receivable from EPV of $1.8 million that was completely written off prior to September 30, 2005. In conjunction with the investment of $1.0 million in EPV for EPV common stock, the Company converted its note receivable investment and its preferred stock investment into common stock of EPV. Following the Company’s new investment in EPV of $1.0 million, it owns 17.64% of EPV which may be further diluted to 15.81% assuming full exercise of all available stock options for grant and the exercise of all outstanding warrants.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2006, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company or (iii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

During fiscal year 2006, no member of the Compensation Committee (i) was an officer or employee of the Company, (ii) was formerly an officer of the Company or (iii) had any business relationship or conducted any business with the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons holding more than ten percent of a registered class of the Company’s equity securities to file with the SEC and any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted (i) initial reports of ownership, (ii) reports of changes in ownership and (iii) annual reports of ownership of Common Stock and other equity securities of the Company. Such directors, officers and ten-percent stockholders are also required to furnish the Company with copies of all such filed reports.

Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required during 2006, the Company believes that all Section 16(a) reporting requirements related to the Company’s directors and executive officers were timely fulfilled during 2006, except for a late report filed on Form 3 by Mr. Butts who became subject to the reporting requirement during the year and a late report filed on Form 4 by Mr. Snyder.

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has re-appointed Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending September 30, 2007, subject to ratification by the Company’s stockholders. Ernst & Young LLP was the Company’s independent auditor for the fiscal year ended September 30, 2006.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the Annual Meeting.

The affirmative vote of holders of a majority of the shares of Common Stock voted at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2007.

If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF ERNST & YOUNG LLP’S APPOINTMENT, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

OTHER BUSINESS

The Board knows of no business that will come before the Annual Meeting except that indicated above. However, if any other matters are properly brought before the Annual Meeting, it is intended that the persons acting under the proxy will vote thereunder in accordance with their best judgment.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

Pursuant to the Company’s bylaws, stockholder proposals submitted for consideration at the Annual Meeting must be delivered to the Corporate Secretary no later than the close of business on January 15, 2007.

A proposal of a stockholder intended to be presented at the next annual stockholders’ meeting must be received at the Company’s principal executive offices no later than September 7, 2007 if the stockholder making the proposal desires such proposal to be considered for inclusion in the Company’s proxy statement and form of proxy relating to such meeting.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

In some cases only one copy of this proxy statement or annual report is being delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of this proxy statement or annual report to a stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address who are receiving multiple copies of proxy statements or annual reports may also request delivery of a single copy. To request separate or multiple delivery of these materials now or in the future, a stockholder may submit a written request to the Corporate Secretary, Integrated Electrical Services, Inc., 1800 West Loop South, Suite 500, Houston, TX 77027 or an oral request by calling the Corporate Secretary at (713) 860-1500.

EXHIBIT A

INTEGRATED ELECTRICAL SERVICES, INC.
AUDIT COMMITTEE CHARTER

The Audit Committee is appointed by the Board to assist the Board in (1) fulfilling its responsibility to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company, (2) monitoring the qualifications, independence and performance of the Company’s internal and independent auditors, (3) monitoring the compliance by the Company with legal and regulatory requirements, and (4) approve the reports that SEC rules require be included in the Company’s annual proxy statement.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles or to certify or otherwise attest to the Company’s financial statements. This is the responsibility of management and the independent auditor.

Membership

The Audit Committee shall be comprised of three or more directors as determined by the Board. Each member of the Audit Committee shall satisfy the independence, financial literacy (as such term is interpreted by the Board in its business judgment) and experience requirements as promulgated by the NASDAQ, as in accordance with the rules of the Securities and Exchange Commission “SEC” (with respect to financial literacy, a person may become financially literate within a reasonable time after his or her appointment). Prior to appointment and annually thereafter the Board must affirmatively determine that each member of the Audit Committee has no relationship with the Company that would interfere with the exercise of his or her independent judgment and is otherwise independent within the meaning of Section 10A of the Securities Exchange Act of 1934, as amended (the “’34 Act”), and the rules and regulations of the SEC promulgated thereunder. At least one member of the Audit Committee shall have accounting or related financial management expertise (as such qualification is established by the Board) and shall otherwise be a “financial expert” (as such term is defined by the SEC). In considering whether an Audit Committee member is able to devote the time necessary to perform his duties as such a member, the Board shall consider, among other things, whether simultaneous service as a member of any other company audit committee would materially impair such member’s effectiveness on the Audit Committee. The only compensation that will be paid by the Company to members of the Audit Committee will be director’s fees payable by the Company.

Committee Meetings

The Audit Committee shall meet from time to time, as determined by the Chairman of the Committee but at least quarterly or at the request of management or at the request of the Company’s senior most internal audit executive or the independent public accounting firm engaged by the Company to perform audit services on behalf of the Company (also referred to herein as the “independent auditor”). The Audit Committee shall keep regular minutes of its proceedings. For the transaction of any business at any meeting of the Audit Committee, a majority of the members shall constitute a quorum. For those items that do not require the entire Audit Committee, the Audit Committee may delegate to a person or subcommittee of fewer members to work on specific projects and review and approve items on behalf of the Audit Committee such as press releases, public statements and 8-K filings.

Responsibilities

The Audit Committee shall have the authority and appropriate funding to retain special legal, accounting or other consultants to advise the Audit Committee as the Audit Committee determines to be appropriate to carry out its duties. The Audit Committee has the authority to conduct any investigation appropriate to fulfill its responsibilities, and may request any officer or employee of the Company or the Company’s inside or outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee is also authorized to directly access all information and records of the Company. The Audit Committee may also meet with any of the Company’s investment bankers or financial analysts who follow the Company.

The Audit Committee shall conduct an annual evaluation of its performance.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall have the following responsibilities:

Charter

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes in the Charter to the Board for approval.

2. Publish this Charter in accordance with applicable SEC and NASDAQ rules and regulations.

Financial Matters

3. Review the annual audited financial statements with management and the independent auditor, including major issues regarding accounting and auditing principles and practices and judgments, as well as the adequacy and effectiveness of accounting and financial internal controls that could significantly affect the Company’s financial statements. Such review shall include a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

4. Recommend to the Board of Directors whether the Company’s annual audited financial statements and accompanying notes should be included in the Company’s Annual Report on Form 10-K.

5. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including an analysis of the effect of alternative GAAP methods on the Company’s financial statements and a description of any transaction as to which management obtained a Statement on Accounting Standards No. 50 letter.

6. Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as contingent liabilities and off-balance sheet structures, if any, on the Company’s financial statements.

7. Prior to the filing of its Form 10-Q, review with management and the independent auditor the Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and the results of the independent auditor’s review of same.

8. Discuss periodically with Company management the Company’s major financial risk exposure and the steps implemented to monitor and control same, including a discussion of the appropriateness of existing guidelines and procedures in place to govern the risk assessment and management process. To the extent the Audit Committee determines that changes to such guidelines or procedures appear appropriate, to recommend such changes.

9. Discuss and approve with management the types of information proposed to be disclosed in Company press releases, public statements, SEC filings, as well as the type of financial information and earnings guidance to be provided to analysts and ratings agencies.

Auditing and Accounting

10. To assist the Audit Committee in performing its duties to evaluate an independent auditing firm’s qualifications, performance and independence, on an annual basis to obtain and review a report by the independent auditing firm retained by the Company describing the following:

•	such firm’s quality control procedures;

•	any material issues raised by the most recent internal quality-control review, or peer review, of such firm or by any investigation by governmental or professional authorities within the preceding five years regarding one or more independent audits by such firm and any measures taken by such firm in respect of those issues; and

•	all relationships between the Company and such firm.

2

11. Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

12. The Audit Committee shall have the sole authority to engage, oversee and evaluate the performance of and, when the Audit Committee determines it to be appropriate, to terminate the Company’s independent auditors, to approve all audit engagement fees and terms and approve all significant non-audit engagements and fees, if any, with the independent auditors. The independent auditors shall report directly to the Audit Committee. The Audit Committee shall implement procedures to assure that the independent auditors engaged by the Company to audit the Company’s financial statements do not provide any non-audit services prohibited by applicable law or the rules and regulations promulgated by the Public Company Accounting Oversight Board, the SEC or the NASDAQ.

13. Meet with the independent auditor prior to the audit to review the planning procedures and staffing of the audit.

14. Obtain from the independent auditor assurance that such firm and the Company have complied with the audit requirements of Section 10A of the ’34 Act.

15. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, 90 and 100 relating to the conduct of the audit. Such discussions shall also include the independent auditor’s judgment about the quality of the Company’s accounting principles, including such matters as the consistency of application of the Company’s accounting policies, as well as the clarity and completeness of the Company’s accounting information contained in the financial statements and related disclosures filed with the SEC.

16. Review the independence of the independent auditor, giving consideration to the range of audit and non-audit services performed by the independent auditor. In this connection, the Audit Committee is responsible for ensuring the independent auditor furnish, at least annually, a formal written statement delineating all relationships with the Company, consistent with Independence Standards Board Standard 1. To evaluate the independence of the independent auditor, the Audit Committee shall review the statement, conduct an active discussion with the independent auditor with respect to any disclosed relationships or services that may affect the objectivity and independence of the firm; consider the effect of non-audit services, if any, performed by the independent auditor; take any other appropriate action in response to the firm’s statement or other communications to satisfy itself of the independence of the firm; and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of such firm.

17. On an annual basis, present to the Board the conclusions of the Audit Committee relating to the continued qualifications, performance and independence of the independent auditor engaged by the Company and, if so determined by the Audit Committee, its conclusion that such firm should be replaced.

18. Review periodically (i) the experience, qualifications and performance of the senior members of the Company’s internal auditing team and (ii) the internal audit activities, staffing and budget.

19. Assure the regular rotation of the lead audit partner of the independent auditing firm engaged by the Company as required by law (Section 10A of the ’34 Act now mandates rotation of the lead or coordinating audit partner and the reviewing audit partner every five years).

20. In accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and any rules and regulations that may be promulgated by the SEC thereunder, the Audit Committee shall assure that the independent auditor shall attest to, and report on, the assessment of the effectiveness of Company’s internal control structure and procedure for financial reporting to be made as of the end of each of the Company’s fiscal years included in each annual report of the Company in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and any rules or regulations promulgated by the SEC with respect thereto.

21. Review the significant reports to management prepared in connection with internal audits and management’s responses.

3

22. Review with management and the independent auditor any correspondence with regulators or governmental agencies, or any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

23. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities, access to required information or significant disagreements with management.

b. Any changes required in the planned scope of the internal and external audits.

c. The internal audit responsibilities, budget and staffing.

24. Review with the independent auditor any issues, including matters of audit quality and consistency, on which the Company’s audit team consulted the national office.

25. Review and resolve any disagreements between management and the independent auditor concerning financial reporting, or relating to any audit report or other audit review or attest services provided by the independent auditor

Legal Matters

26. Review and approve the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

27. Advise the Board with respect to the Company’s policies and procedures regarding conflicts of interest and compliance with material laws and regulations.

28. Review with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

29. As the Audit Committee determines appropriate, obtain advice and assistance from outside legal, accounting or other advisers.

29. Meet with the Company’s Chief Executive Officer and Chief Financial Officer from time to time as appropriate to permit such officers to provide the attestations or certifications required by the rules and regulations of the SEC or NASDAQ.

30. Establish policies for approval by the Board regarding hiring employees or former employees of the independent auditors engaged by the Company.

31. Establish procedures (i) to handle complaints regarding the Company’s accounting practices, internal controls or auditing matters and (ii) to permit the confidential, anonymous submission to the Audit Committee of concerns by employees regarding accounting or auditing matters. Executive Sessions

32. Meet periodically, with management, internal auditing personnel and the independent auditor engaged by the Company in separate executive sessions.

4

ANNUAL MEETING OF STOCKHOLDERS OF
INTEGRATED ELECTRICAL SERVICES, INC.
February 8, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
âPlease detach along perforated line and mail in the envelope provided.â

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	ELECTION OF DIRECTORS: TO HOLD OFFICE UNTIL THE 2008 ANNUAL MEETING AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	CHARLES H. BEYNON ROBERT W. BUTTS
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡ ¡	MICHAEL J. CALIEL MICHAEL J. HALL JOSEPH V. LASH
☐	FOR ALL EXCEPT (See instructions below)	¡ ¡	DONALD L. LUKE JOHN E. WALSH

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS FOR THE COMPANY	☐	☐	☐
     ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED “FOR” PROPOSAL 1 (ALL NOMINEES), AND “FOR” PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.
     YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE HEREON.

     MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

INTEGRATED ELECTRICAL SERVICES, INC.
ANNUAL MEETING OF STOCKHOLDERS
SOLICITED BY THE BOARD OF DIRECTORS OF INTEGRATED ELECTRICAL SERVICES, INC.
The undersigned hereby appoints Michael J. Caliel, Curt L. Warnock and Mark A. Older, and each of them individually, as proxies with full power of substitution, to vote all shares of the Common Stock of Integrated Electrical Services, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on February 8, 2007, at 1:00 p.m. Eastern Standard Time, at the Nasdaq Stock Market Site, 4 Times Square, New York, New York 10036 or at any adjournment or postponement thereof, as follows:
Any executed proxy which does not designate a vote shall be deemed to grant authority for any item not designated.
(Continued and to be signed on the reverse side.)